UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On March 27, 2020, Emmaus Life Sciences, Inc. filed a Current Report on Form 8-K (the “Original Report”) reporting the filing of our Annual Report on Form 10-K for the year ended December 31, 2019 would be delayed for reasons set forth in the Original Report. This Current Report on Form 8-K/A amends and supplements the Original Report in certain respects as set forth herein.

Item 8.01 Other Events.

Delay in Filing Annual Report

In the Original Report, Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) reported that the filing of our Annual Report on Form 10-K for the year ended December 31, 2019 would be delayed past the March 30, 2020 filing deadline due to circumstances relating to the coronavirus-2019, or COVID-19, outbreak. We also reported that we expected to file our Annual Report before the end of April, but that we may need additional time to file. We have since determined that the Annual Report will not be filed before May 14, 2020, the current due date under the SEC’s Order referred to below.

In delaying the filing of our 2019 Annual Report, we have relied, and continue to rely, upon the Order issued by the Securities and Exchange Commission, or SEC, on March 25, 2020 which extends and supersedes the SEC’s similar Order of March 4, 2020 affording SEC filers conditional relief from certain filing deadlines for filers impacted by COVID-19. We continue to be unable to complete our Annual Report and the related financial statements for the reasons indicated in the Original Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2020	Emmaus Life Sciences, Inc.

	By:	/s/ JOSEPH C. SHERWOOD III
Name: Joseph C. Sherwood III
Title: Chief Financial Officer

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